UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Applied Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 28, 2007

VIA FACSIMILE

Institutional Shareholder Services

U.S. Research

2099 Gaither Road, Suite 501

Rockville, MD 20850-4045

Attention: Ms. Valerie Ho

Re:	Applied Materials, Inc. Amended and Restated Employee Stock Incentive Plan

Ladies and Gentlemen:

We are writing regarding the proposal to amend and restate the Applied Materials, Inc. Employee Stock Incentive Plan (the “Plan”) as described in our Proxy Statement dated February 14, 2007. Specifically, one of the proposed changes to the Plan, as set forth in
Item 2 (6) of the Proxy Statement, would give Applied Materials, Inc. (“Applied”) the authority to implement an award transfer program that would permit Plan participants to transfer vested stock options granted under the Plan to financial institutions or other third parties. As we discussed, this letter will confirm that if Applied implements such an award transfer program, Applied will do so only after it has submitted the principal terms and conditions of the program to stockholders for approval and such approval has been obtained.

If you have additional questions or concerns, please contact me. Thank you.

Sincerely,

/s/ Joseph J. Sweeney

Joseph J. Sweeney

Senior Vice President,

General Counsel and

Corporate Secretary